Exhibit 5.1
MINTZ & FRAADE, P.C.
COUNSELORS AT LAW
488 MADISON AVENUE
NEW YORK, NEW YORK 10022

TELEPHONE	OF COUNSEL
(212) 486-2500	JAY D. FISCHER
EDWARD C. KRAMER
_______	KEVIN J. MCGRAW
ARTHUR L. PORTER, JR
TELECOPIER	JON M. PROBSTEIN
(212) 486-0701	SEYMOUR REITKNECHT
I. FREDERICK SHOTKIN

June 22, 2012

North Texas Energy, Inc.
5057 Keller Springs Road, Suite 300
Addison, TX 75001

Re:           North Texas Energy, Inc.

Gentlemen:

Our firm has been requested by North Texas Energy, Inc., a Nevada corporation (the "Company"), to issue a legal opinion with respect to whether the 2,000,000 shares of Common Stock to be registered pursuant to the registration statement on Form S-1 (the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission for the purpose of registering such 2,000,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company pursuant to the Securities Act of 1933, as amended (the "Act"), shall upon issuance, be duly and validly authorized, legally issued, fully paid and non-assessable.

We are not acting as counsel to the Company with respect to the Registration Statement.

In connection with rendering this opinion, we have examined copies of the following: (A) the Articles of Incorporation of the Company and Amendment, as filed with the State of Nevada; (B) the Bylaws of the Company; (C) minutes dated November 30, 2011 of the Board of Directors of the Company approving the issuance of the Shares and their inclusion in the Registration Statement; and (D) the Business Entity Information for North Texas Energy, Inc. as shown on the web page of the Secretary of State of Nevada on April 2, 2012, which lists  Kevin Jones as the sole director of the Company, (collectively, the "Documents").

In our examination, we have assumed, without investigation, the following: (1)  the authenticity of the Documents; (2) the genuineness of all signatures to the Documents; (3) the legal capacity of all persons who executed the Documents; (4) the due authorization and valid execution by all persons who executed the Documents, with the exception of Documents executed on behalf of the Company; (5) the copies which were submitted to us conform to the originals of the Documents; and (6) that the Documents are free from any form of fraud, misrepresentation, duress, or criminal activity based upon our firm having no knowledge of any fraud, misrepresentation, duress or criminal activity and no reason to doubt the credibility or reliability of any of the Documents which have been provided to us for review by the Company.

Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to the Documents. We believe that a review of the Documents was what was necessary in order for us to render this opinion.

In rendering this opinion, we have assumed the legal competency of all persons who executed the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties who executed the Documents, with the exception of Documents executed on behalf of the Company.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement or any portion thereof. We did not review the Registration Statement for purposes of this opinion.

Based upon the foregoing, it is our opinion that, subject to the limitations set forth herein, the Shares to be sold by the Company pursuant to the Registration Statement, will be duly and validly authorized, legally issued, fully paid and non-assessable when issued by the Company if the consideration for the Shares as required in the Registration Statement is received by the Company.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm, solely with respect to the issuance of this opinion, in the Prospectus which is a part of the Registration Statement.

Very truly yours,

Mintz & Fraade, P.C.

By: /s/ Alan P. Fraade
       Alan P. Fraade